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                                                                  EXHIBIT 10.35


                                THIRD AMENDMENT
                          TO CONSOLIDATED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


       This THIRD AMENDMENT TO CONSOLIDATED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of February 22, 1997, by and between FREMONT FINANCIAL CORPORATION ("Fremont") and TRISTAR CORPORATION ("Borrower"), in light of the following:

       WHEREAS, Borrower and Fremont entered into a Consolidated and Restated Loan and Security Agreement dated effective January 1, 1996, as amended by (i) that certain First Amendment to Consolidated and Restated Loan and Security agreement dated as of March 11, 1996 and (ii) that certain Second Amendment to Consolidated and Restated Loan and Security Agreement effective as of October 1, 1996 (as amended from time to time, the "Loan Agreement"; Capitalized terms used herein shall have the meanings set forth in the Loan Agreement unless specifically defined herein); and

       WHEREAS, Borrower and Fremont wish to amend the Loan Agreement as set forth herein.

       NOW THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

       1. Section 3.1 of the Loan Agreement is hereby amended by deleting the language "March 31, 1997" and replacing such language with "July 7, 1997."

       2. If the Loan Agreement is terminated at Borrower's request on or before July 7, 1997 and Borrower has paid to Fremont a sum equal to Borrower's Obligations, including, without limitation, accrued interest thereon and Fremont's Expenses, Fremont hereby agrees to waive the payment of the Early Termination Fee as provided for in Section 3.2 of the Loan Agreement.

       3. Borrower reaffirms, ratifies and confirms its obligations under the Loan Agreement, acknowledges that all the terms and conditions in the Loan Agreement (except as amended herein) remain in full force and effect and further acknowledges that the security interest granted to Fremont in the Collateral is valid and perfected.

       4. Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice would constitute, an Event of Default under the Loan Agreement.


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       5. This Amendment constitutes the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally. All prior agreements, understandings, representations warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

       6. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement.

       7. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

         IN WITNESS WHEREOF, Borrower and Fremont have executed this Amendment as of the date first written above.



                                FREMONT FINANCIAL CORPORATION,
                                a California corporation



                                By: /s/ Carlos E. Chang
                                    -----------------------------
                                        Carlos E. Chang
                                        Vice President



                                TRISTAR CORPORATION,
                                a Delaware corporation



                                By: /s/Loren M. Eltiste
                                    -----------------------------
                                       Loren M. Eltiste
                                       Vice President and
                                       Chief Financial Officer